UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA		01886
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 27, 2011, Cynosure, Inc. (the “Company”) completed its acquisition of the assets of the aesthetic laser business of Hoya Photonics, Inc., a California corporation doing business as Hoya ConBio (“Hoya ConBio”), pursuant to (a) an Asset Purchase Agreement (the “US Agreement”), dated as of June 27, 2011, among the Company, Hoya ConBio and Hoya Corporation, a corporation organized under the laws of Japan, and (b) a Business Unit Transfer Agreement dated as of June 27, 2011, between Cynosure France SARL (a wholly-owned subsidiary the Company) and Hoya ConBio France EURL (a wholly-owned subsidiary of Hoya ConBio) (the “French Agreement” and together with the US Agreement, the “Agreements”). Under the terms of the Agreements, the Company acquired the assets of Hoya ConBio’s aesthetic laser business, including the intellectual property, for $24,500,000 in cash.

The foregoing is a summary of the material terms of the Agreements and does not purport to include all of the terms of the Agreements. The summary of the Agreements is subject to, and qualified in its entirety by, the full text of the US Agreement attached hereto as Exhibit 2.1 and the French Agreement attached hereto as Exhibit 2.2, each of which is incorporated herein by reference.

Item 8.01.	Other Items

On June 28, 2011, the Company issued a press release announcing that it had entered into the Agreements and completed its acquisition of the assets of Hoya ConBio. A copy of the press release issued by the Company relating to the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Asset Purchase Agreement, dated June 27, 2011, by and among the Company, Hoya Photonics, Inc. and Hoya Corporation

2.2	Business Unit Transfer Agreement dated as of June 27, 2011, between Cynosure France SARL and Hoya ConBio France EURL

99.1	Press Release issued by the Company on June 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: June 29, 2011	By:	/s/ Timothy W. Baker
Timothy W. Baker Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated June 27, 2011, by and among the Company, Hoya Photonics, Inc. and Hoya Corporation

2.2	Business Unit Transfer Agreement dated as of June 27, 2011, between Cynosure France SARL and Hoya ConBio France EURL

99.1	Press Release issued by the Company on June 28, 2011